Exhibit 99.1

Investor Contact:

Christopher Taylor

781-398-2466

Media Contact:

Sarah Emond

781-398-2544

For Immediate Release:

William R. Mattson, Jr. Elected to Oscient Pharmaceuticals Board of Directors

— Founder of leading life sciences consulting practice brings extensive business development experience to board —

Waltham, Mass., June 12, 2006 – William R. Mattson, Jr. has been elected to Oscient Pharmaceuticals Corporation’s (Nasdaq: OSCI) Board of Directors. Mr. Mattson, co-founder and Chairman of the Mattson Jack Group, a healthcare consulting firm, is an industry veteran with over 35 years of experience. At MJG, Mr. Mattson established one of the industry’s most trusted consultancies focused on essential aspects of the biotechnology and pharmaceutical industry: corporate development, market research, brand optimization and strategic planning.

“Bill’s industry experience and strategic insights are an important addition to the collective leadership of our Board of Directors as we continue to build a commercial biopharmaceutical enterprise,” stated Steven M. Rauscher, President and CEO. “As an advisor to leading, global pharmaceutical and biotechnology companies, Bill will be an integral part of shaping the Company’s marketed product portfolio.”

“I would also like to take this opportunity to thank David Singer and Luke Evnin, who joined our Board through the merger with GeneSoft Pharmaceuticals, for their committed service to Oscient. Their counsel has been invaluable to us as we merged our two companies and launched our flagship brand,” Mr. Rauscher added.

Prior to establishing The Mattson Jack Group, Mr. Mattson worked for Monsanto as Director of Marketing Development and subsequently at Monsanto’s subsidiary Searle Pharmaceuticals as Area Vice President. Mr. Mattson began his career at Abbott Laboratories where he served in various roles in business development, finance, sales and marketing and general management. Currently, Mr. Mattson is a member of the St. Louis College of Pharmacy Board of Trustees. Mr. Mattson graduated from Loyola University (Chicago) with an MBA in Marketing and received his undergraduate degree in Accounting from Bradley University.

In addition to Mr. Mattson, eight other board members were re-elected at the Company’s Annual Meeting of Shareholders: David K. Stone (Chairman), Robert J. Hennessey, Pamela J. Kirby, Ph.D., Gary Patou, M.D., Mr. Rauscher, William S. Reardon, Norbert Reidel, Ph.D and John E. Voris.

About Oscient Pharmaceuticals

Oscient Pharmaceuticals Corporation is a biopharmaceutical company committed to the clinical development and commercialization of novel therapeutics to address unmet medical needs. The Company is marketing FACTIVE® (gemifloxacin mesylate) tablets, approved by the FDA for the five-day treatment of acute bacterial exacerbations of chronic bronchitis and the seven-day treatment of community-acquired pneumonia of mild to moderate severity. In addition to the oral tablet form, Oscient is developing an investigational FACTIVE intravenous formulation for use in hospitalized patients. The Company is also promoting Auxilium Pharmaceuticals’ TESTIM® 1% testosterone gel to primary care physicians in the

Mattson Joins Board

June 12, 2006

U.S. Oscient has a novel antibiotic candidate, Ramoplanin, in advanced clinical development for the treatment of Clostridium difficile-associated disease (CDAD).

Forward-Looking Statement

This press release may contain forward-looking statements, as defined by the Private Securities Litigation Reform Act of 1995, regarding future periods. These statements represent, among other things, the expectations, beliefs, plans and objectives of management and/or assumptions underlying or judgments concerning matters discussed in this document. Forward-looking statements typically are identified by use of terms such as “may,” “will,” “should,” “plan,” “expect,” “intend,” “anticipate,” “estimate,” and similar words, although some forward-looking statements are expressed differently. We do not plan to update these forward-looking statements. You should be aware that our actual results could differ materially from those contained in the forward-looking statements due to a number of risks affecting our business. These risks include, but are not limited to, (i) whether we will be able to successfully expand the indications for which FACTIVE is approved, (ii) the delay in or inability to obtain additional regulatory approvals of our products and product candidates due to negative, inconclusive or insufficient results in ongoing or future clinical trials, the FDA requiring additional information or data, delays in the progress of ongoing clinical trials, the timing and outcome of the FDA Advisory Committee that will review the ABS sNDA and the timing and outcome of FDA action following that review, safety concerns arising with respect to our products or product candidates and disputes with the third parties from whom we license our products or product candidates and (iii) our inability to successfully commercialize FACTIVE or promote TESTIM due to: the limitations on our resources and experience in the commercialization of products; lack of acceptance by physicians, patients and third party payors; unanticipated safety, product liability, efficacy, or other regulatory issues; delays in recruiting and training sales personnel; problems relating to manufacturing or supply; inadequate distribution of the products by wholesalers, pharmacies, hospitals and other customers; and competition from other products. In addition, there is no assurance that the Company will enter into a co-promotion agreement with respect to FACTIVE on terms that are favorable to the Company or at all. Additional factors that could cause actual results to differ materially from those projected or suggested in any forward-looking statement are described under the heading “Risk Factors” in the Company’s Quarterly Report on Form 10-Q for the quarter ending March 31, 2006 and in other filings that we may make with the Securities and Exchange Commission from time to time.

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